                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ]  Confidential, for Use of the Commission only (as permitted by
           Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [X]  Definitive Additional Materials
     [ ]  Soliciting Material Under Rule 14a-12

                            DAIN RAUSCHER CORPORATION
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
        Common Stock, par value $0.125 per share, of Dain Rauscher
        Corporation
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:

[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:  N/A
     2)     Form, Schedule or Registration Statement No.:  N/A
     3)     Filing Party:  N/A
     4)     Date Filed:  N/A

      Information Regarding Voting of Employee Stock Ownership Plan Shares

December 8, 2000

The Board of Directors of Dain Rauscher Corporation, a Delaware corporation ("Dain Rauscher"), has adopted and approved an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 28, 2000, by and among Dain Rauscher, Royal Bank of Canada, a Canadian chartered bank ("RBC"), and Viking Merger Subsidiary, Inc., a Delaware corporation wholly-owned by RBC. A copy of the Proxy Statement being sent to holders of Dain Rauscher common stock (the "Common Stock") describing details of the Merger is attached. A special meeting of stockholders of Dain Rauscher has been scheduled for 9:00 a.m. Central Standard Time at the 12th floor auditorium of Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota, on January 10, 2001, to permit the stockholders of Dain Rauscher to consider and to vote upon the adoption of the Merger Agreement and to authorize the Merger. The affirmative vote of a majority of the shares of Common Stock outstanding as of November 27, 2000, the record date for the special stockholders' meeting, is required to approve the Merger.

     This memorandum is being sent to you as a participant ("ESOP Participant") in the ESOP Portion of the Dain Rauscher Retirement and Savings Plan (the "Plan"). For more information on the Plan, please see the Summary Plan Description ("SPD"). As an ESOP Participant, you have the right to direct Wells Fargo Bank Minnesota National Association, as trustee for the Plan (the "Trustee"), as to the manner in which the shares of Common Stock allocated to your account under the Plan are to be voted. In order to instruct the Trustee to vote shares of Common Stock allocated to your account under the Plan, you must sign and return the enclosed ESOP Voting Instruction Card to the Trustee as described below prior to 12 noon, Central Standard Time, on January 9, 2001 (the "ESOP Voting Deadline").

     Voting Your Shares. If you wish to instruct the Trustee to vote the Common Stock allocated to your account under the Plan either "FOR" or "AGAINST" the adoption of the Merger Agreement and approval of the Merger, or if you wish to instruct the Trustee to "ABSTAIN" from voting such stock, you must complete the enclosed ESOP Voting Instruction Card and return it to the Trustee in the enclosed return envelope prior to the ESOP Voting Deadline. The ESOP Voting Card identifies the number of shares of Common Stock allocated to your account under the Plan as of the record date for the special stockholders' meeting. Before deciding whether or not to instruct the Trustee to vote your Common Stock either "FOR" or "AGAINST" a proposal, or to "ABSTAIN" from voting such stock, please carefully read the enclosed materials. Please be advised that your voting instructions will be confidential.

     YOUR INSTRUCTIONS WILL BE EFFECTIVE ONLY IF YOUR PROPERLY COMPLETED ESOP VOTING INSTRUCTION CARD IS RECEIVED BY THE TRUSTEE AT THE ADDRESS SHOWN ON THE ENCLOSED RETURN ENVELOPE NO LATER THAN THE ESOP VOTING DEADLINE -- 12:00 NOON, CENTRAL STANDARD TIME, ON JANUARY 9, 2001. ESOP Voting Instruction Cards received after this deadline, and ESOP Voting Instruction Cards that are not properly completed, will not be accepted. Examples of improperly completed ESOP Voting Cards include cards that are not signed and cards that contain incorrect or incomplete information. SHARES FOR WHICH NO INSTRUCTIONS ARE RECEIVED BY THE DEADLINE, OR FOR WHICH INSTRUCTIONS ARE NOT PROPERLY COMPLETED, WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS ALL SHARES FOR WHICH

INSTRUCTIONS ARE RECEIVED. Please note, you may only instruct the Trustee on how to vote the Common Stock allocated to your account under the Plan. Do not instruct the Trustee to vote any others shares you hold individually or otherwise.

     Voting instructions to the Trustee will be deemed irrevocable unless withdrawn or modified prior to the ESOP Voting Deadline. If you instruct the Trustee to vote for or against a proposal, or to abstain from voting, and you subsequently decide to either change your instructions or to withdraw your instructions, you may do so by either sending a new ESOP Voting Instruction Card to the Trustee or by sending a written notice of withdrawal to the Trustee at the address shown on the enclosed return envelope. The change in or withdrawal of your voting instructions will be effective only if received by the Trustee prior to the ESOP Voting Deadline. Neither Dain Rauscher nor the Trustee is under any duty to give notification of defects in any ESOP Voting Instruction Card, and neither Dain Rauscher nor the Trustee shall incur any liability for failure to give such notification. The Trustee has the absolute right to reject any and all ESOP Voting Instruction Cards not in proper form or to waive any irregularities in any ESOP Voting Instruction Card.

     Tax Considerations. As described in the enclosed Proxy Statement, following consummation of the Merger each share of Common Stock that is outstanding immediately prior to the effective time of the Merger (other than certain restricted, treasury or other shares listed in the Merger Agreement) will be converted into the right to receive $95 U.S. in cash, without interest. Because the Plan is "tax-qualified," you will not experience any tax consequences as a result of the exchange of the Common Stock allocated to your account under the Plan for cash until you take a distribution from your account under the Plan. However, you should be aware of some tax rules that will be affected by the merger. Please note that you will not be able to receive a distribution as a result of the Merger. You may only receive a distribution from your account in accordance with the terms of the Plan. (Please refer to the SPD for further information concerning distribution rules.)

     In general, prior to giving any effect to the Merger, under applicable federal tax rules, if you were to receive a distribution from the Plan that included Common Stock that had appreciated in value while held in the Plan, and the distribution qualified as a "lump sum distribution" (as defined)(1), the following tax rules would apply:

o You would be taxed at ordinary income tax rates on the adjusted cost basis of the Common Stock.

o Tax on the net unrealized appreciation (the "NUA") of the Common Stock would be postponed until you sell the Common Stock and the tax would be applied at the long-term capital gains rate (no matter how long you had held the Common Stock), and

o Any appreciation on the Common Stock from the time of distribution to the time of sale would be taxed at long- or short-term capital rates depending on how long you had held the Common Stock outside of the Plan.

     Because the shares of Common Stock allocated to your account will be converted to cash following consummation of the Merger, YOU WILL LOSE THIS POTENTIALLY BENEFICIAL TAX TREATMENT OF NUA UNLESS YOU ELECT TO INVEST ALL OR A PORTION OF THE PROCEEDS IN COMMON STOCK OF RBC WITHIN A SHORT PERIOD OF TIME AFTER THE MERGER AS DESCRIBED BELOW.

     Although Dain Rauscher believes the tax consequences discussed above are accurate based on current law, Dain Rauscher and the Trustee cannot and will not give you legal or tax advice. Accordingly, you are encouraged to consult your own tax and financial advisors about the best exchange option for you and the related tax consequences.

     Opportunity to Purchase RBC Common Stock. If the merger is approved, an RBC stock fund election will be added to the Plan. Election materials will be distributed following the closing of the merger in which you will be given the opportunity to invest all or a portion of your cash proceeds from the merger in the RBC stock fund. If you elect to invest all or a portion of your cash proceeds in the RBC stock fund within a limited period following the closing, the Plan's cost basis for the related shares of Dain Rauscher Common Stock that you previously held will be carried over to the RBC stock purchased with such proceeds. If you continue to hold the RBC stock in the Plan and subsequently take it in a distribution that qualifies as a "lump sum distribution" (as defined above), you will preserve the NUA on the stock and be eligible to use the tax rules that apply to NUA.


(1) A distribution from the Plan will be considered a "lump sum distribution" only if all of the funds allocated to your account under the Plan are distributed to you within one calendar year and you have attained age 59-1/2, separated from service with Dain Rauscher, or died.

                           DAIN RAUSCHER CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS

                                January 10, 2001
                              9:00 a.m. local time





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Dain Rauscher Corporation
60 South Sixth Street, Minneapolis, Minnesota 55402-4422                   proxy
--------------------------------------------------------------------------------


The undersigned instructs the Trustee for the Dain Rauscher Retirement and Savings Plan (the "Plan") to vote, as designated below, all shares allocated to the undersigned's account under the Plan at the Special Meeting of Stockholders of Dain Rauscher Corporation to be held at the 12th Floor Auditorium, Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota, at 9:00 a.m., on January 10, 2001, and any adjournment thereof, as specified below on the matters referred to and in its discretion upon any other matters which may be brought before the meeting.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.



                      See reverse for voting instructions.

                                                  ------------------------------
                                                    COMPANY #
                                                    CONTROL #
                                                  ------------------------------


There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326
     o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (noon) ET on January 9, 2001.
     o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
     o  Follow the simple instructions the Voice provides for you.

VOTE BY INTERNET - http://www.eproxy.com/drc/
     o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (noon) CT on January 9, 2001.
     o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Dain Rauscher Corporation, c/o Shareholder ServicesTM, P.O. Box 64873, St. Paul, MN 55164-0873.



      If you vote by Phone or Internet, please do not mail your Proxy Card

                           |                         |
                           |    Please detach here   |
                          \|/                       \|/
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         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.   To adopt the Agreement and Plan of Merger, dated as of September 28, 2000         [ ] For   [ ] Against   [ ] Abstain
     (the "Merger Agreement"), by and among Royal Bank of Canada, Viking Merger
     Subsidiary, Inc. (the "Merger Subsidiary") and Dain Rauscher Corporation
     (the "Company"), providing for the merger (the "Merger") of the Merger
     Subsidiary with and into the Company, and to authorize the Merger and other transactions contemplated thereby.

2.   To vote to adjourn the Special Meeting to solicit additional proxies in the       [ ] For   [ ] Against   [ ] Abstain
     event that the number of proxies sufficient to approve the Merger Agreement has not been received by the date of the Special Meeting.

3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM.

Address Change? Mark Box [ ]  Indicate changes below:






                                    Dated:______________________________________

                                    --------------------------------------------


                                    --------------------------------------------
                                    Signature(s) in Box
                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.